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                                                                      EXHIBIT 21


                       SUBSIDIARIES AS OF JUNE 30, 2000


Nationwide West, LP
Nationwide NC Homes, Inc.
Nationwide of Alabama, Inc.
Nationwide Housing Systems, LP
Nationwide Housing Properties, LP
HSTR General Holdings, Inc.
HSTR Retail Holdings, Inc.
Associated Retailers Group, LP
Associated Retailers Holdings, Inc.
Roadmasters Transport Company
Oak Creek Housing Properties, LP
Oak Creek Homes, LP
HSTR Manufacturing Holdings, Inc.
American Homestar of Lancaster, LP
American Homestar of Burleson, LP
American Homestar West, Inc.
American Homestar of North Carolina, Inc.
American Homestar of Alabama, Inc.
American Homestar Financial Services, Inc.
Homestar 21, LLC
Western Insurance Agency, Inc.
Lifestar Reinsurance Company, LTD
Gold Medal Homes, N.C., Inc.
First Value Homes, Inc.
Pacific Northwest Homes, Inc.
Pacific II Northwest Homes, Inc.
Paradise Mortgage, Inc.
Instant Living Homes, Inc.
Summit Insurance Agency, Inc.
R-Anell Custom Homes, Inc.
Gold Medal Homes, Inc.
HomeMax, Inc.
Homexpress, Inc.
Brilliant Carriers, Inc.